Registration No. 333-
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


       Delaware                                                38-0549190
(State or other jurisdiction of                             (I.R.S. Employee
incorporation or organization)                             Identification No.)


       One American Road
       Dearborn, Michigan                                      48126-1899
(Address of principal executive offices)                       (Zip Code)

                          1998 Long-Term Incentive Plan
                            (Full Title of the Plan)

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================== ======================== =======================
                                                                                Proposed maximum
        Title of                                           Proposed            aggregate offering
    securities to be       Amount to be registered     maximum offering             price (e)               Amount of
       registered                                   price per share (b),(d)                            registration fee (f)
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                   1,829,717 (a)            $27.7980 (b)                 _____                   _____
$.01 par value                     shares
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                   2,750,000 (c)            $29.0400 (d)                 _____                   _____
$.01 par value                     shares
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
                                                                               $130,722,473.17 (e)        $32,680.62 (f)
========================== ======================== ======================== ======================== =======================

(a) The number of shares being registered includes 1,829,717 shares of Common Stock of the Company (a) 1,580,025 of which are subject to options granted under the 1998 Long-Term Incentive Plan (the "Plan") and 249,692 of which relate to options granted under The Hertz Corporation Long-Term Equity Contribution Plan and converted to these options subject to the Common Stock of the Company as a result of the merger of Ford FSGII, Inc. with and into The Hertz Corporation.

(b) Based on the volume-weighted average option price of (a) 1,580,025 shares of Common Stock of the Company subject to options granted under the Plan and outstanding on March 22, 2001, with an option price of $27.42 and (b) 249,692 shares of Common Stock subject to options granted under the Plan and outstanding on March 22, 2001, with an option price of $30.19 in accordance with Rule 457(h) under the Securities Act of 1933.
(c) The number of shares being registered includes 2,750,000 shares of Common Stock of the Company issued or to be issued as awards to participants under the Plan.
(d) Based on the market price of Common Stock of the Company on March 21, 2001, in accordance with Rule 457(c) under the Securities Act of 1933.
(e) This amount is the sum of (a) the aggregate option price of 1,829,717 shares of Common Stock of the Company subject to options granted under the Plan and outstanding on March 22, 2001, with a volume-weighted average option price of $27.7980, in accordance with Rule 457(h) under the Securities Act of 1933, and (b) the assumed aggregate offering price of the remaining 2,750,000 shares of Common Stock being registered, based on the market price of Common Stock of the Company on March 21, 2001, in accordance with Rule 457(c) under the Securities Act of 1933.
(f) This amount is based on the proposed maximum aggregate offering price of $130,722,473.17. See note (e).

                          1998 Long-Term Incentive Plan
                             _______________________


           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statement Nos. 333-37542, 333-70447 and 333-52399 are incorporated herein by reference.


Item 8. Exhibits.


Exhibit 4.1    -    Ford Motor Company 1998 Long-Term Incentive Plan. Filed as
                    Exhibit 10-W to Ford's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

Exhibit 4.2    -    Amendment to 1998 Long-Term Incentive Plan, effective as of
                    January 1, 1999.  Filed as Exhibit 10-U-1 to Ford's Annual
                    Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 4.3    -    Amendment to 1998 Long-Term Incentive Plan, effective as of
                    March 10, 2000. Filed as Exhibit 10-U-2 to Ford's Annual
                    Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 5      -    Opinion of Kathryn S. Lamping, an Assistant Secretary and
                    Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 23     -    Consent of Independent Certified Public Accountants. Filed
                    with this Registration Statement.

Exhibit 24.1   -    Powers of Attorney authorizing signature.  Filed as Exhibit
                    24.A to Registration Statement No.333-37396 and incorporated herein by reference.

Exhibit 24.2   -    Power of Attorney authorizing signature.  Filed as Exhibit
                    24.2 to Registration Statement No.333-56660 and incorporated herein by reference.

Exhibit 24.3   -    Certified resolutions of Board of Directors authorizing
                    signature pursuant to a power of attorney. Filed as Exhibit
                    24.B to Registration Statement No.333-37396 and incorporated herein by reference.

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 26th day of March, 2001.


                                         FORD MOTOR COMPANY

                                         By:  William Clay Ford, Jr.*
                                            ----------------------------------
                                             (William Clay Ford, Jr.)
                                             Chairman of the Board of Directors


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                         Title                                Date
         ---------                                         -----                                ----


William Clay Ford, Jr.*                         Director, Chairman of the
-----------------------------                   Board and Chairman of the
(William Clay Ford, Jr.)                        Environmental and Public
                                                Policy Committee, the Finance
                                                Committee and the Nominating
                                                and Governance Committee

Jacques Nasser*                                 Director and President
-----------------------------                   and Chief Executive Officer
(Jacques Nasser)                                (principal executive officer)


John R. H. Bond*                                Director                                  March 26, 2001
-----------------------------
(John R. H. Bond)


Michael D. Dingman*                             Director and
-----------------------------                   Chairman of the
(Michael D. Dingman)                            Compensation
                                                Committee

Edsel B. Ford II*                               Director
-----------------------------
(Edsel B. Ford II)


William Clay Ford*                              Director
-----------------------------
(William Clay Ford)


                                      -5-


         Signature                                         Title                                Date
         ---------                                         -----                                ----


Irvine O. Hockaday, Jr.*                        Director and
-----------------------------                   Chairman of the
(Irvine O. Hockaday, Jr.)                       Audit Committee


Marie-Josee Kravis*                             Director
-----------------------------
(Marie-Josee Kravis)


Ellen R. Marram*                                Director
-----------------------------
(Ellen R. Marram)


Homer A Neal*                                   Director
-----------------------------
(Homer A. Neal)


Jorma Ollila*                                   Director                                  March 26, 2001
-----------------------------
(Jorma Ollila)


Carl E. Reichardt*                              Director
-----------------------------
(Carl E. Reichardt)


Robert E. Rubin*                                Director
-----------------------------
(Robert E. Rubin)


John L. Thornton*                               Director
-----------------------------
(John L. Thornton)


                                      -6-

         Signature                                         Title                                Date
         ---------                                         -----                                ----


Henry D. G. Wallace*                            Group Vice President and
-----------------------------                   Chief Financial Officer
(Henry D. G. Wallace)                           (principal financial officer)


Lloyd E. Hansen*                                Vice President and
-----------------------------                   Controller
(Lloyd E. Hansen)                               (principal accounting officer)



*By:/s/K. S. Lamping
    -------------------------
    (K. S. Lamping,
     Attorney-in-Fact)

                                  EXHIBIT INDEX
                                                                                      Sequential Page
                                                                                      at Which Found
                                                                                      (or Incorporated
                                                                                       by Reference)
                                                                                       -------------

Exhibit 4.1    -    Ford Motor Company 1998 Long-Term Incentive Plan. Filed as
                    Exhibit 10-W to Ford's Annual  Report on Form 10-K for the
                    year ended  December 31, 1997 and incorporated herein by
                    reference.

Exhibit 4.2    -    Amendment to 1998 Long-Term Incentive Plan, effective as of
                    January 1, 1999.  Filed as Exhibit 10-U-1 to Ford's Annual
                    Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 4.3    -    Amendment to 1998 Long-Term Incentive Plan, effective as of
                    March 10, 2000. Filed as Exhibit 10-U-2 to Ford's Annual
                    Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

Exhibit 5      -    Opinion of Kathryn S. Lamping, an Assistant Secretary and
                    Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder.  Filed with
                    this Registration Statement.

Exhibit 23     -    Consent of Independent Certified Public Accountants. Filed
                    with this Registration Statement.

Exhibit 24.1   -    Powers of Attorney authorizing signature.  Filed as Exhibit
                    24.A to Registration Statement No.333-37396 and incorporated herein by reference.

Exhibit 24.2   -    Power of Attorney authorizing signature.  Filed as Exhibit
                    24.2 to Registration Statement No.333-56660 and incorporated herein by reference.

Exhibit 24.3   -    Certified resolutions of Board of Directors authorizing
                    signature pursuant to a power of attorney. Filed as Exhibit
                    24.B to Registration Statement No.333-37396 and incorporated herein by reference.
